EXHIBIT 10.33

NEUTRAL TANDEM, INC.

2003 STOCK OPTION AND STOCK INCENTIVE PLAN

1. PURPOSE

The purpose of this Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “Plan”) is to encourage employees, directors and other individuals (whether or not employees) who render services to Neutral Tandem, Inc. (the “Company”) and its Subsidiaries (as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company’s stock (“Options”), stock to be transferred subject to restrictions (“Restricted Stock”) and other rights to receive compensation in amounts determined by the value of the Company’s stock (“Other Rights”). The term “Subsidiary” as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent or more of the total combined interests by value, in the case of any other type of business entity.

2. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”) or by the Board itself. The Compensation Committee shall from time to time determine to whom Options or Restricted Stock shall be granted under the Plan, whether Options granted shall be incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”), the terms of the Options and the number of shares of Common Stock (as hereinafter defined) that may be granted under Options, and the terms and number of shares of Restricted Stock or Other Rights. The Compensation Committee shall report to the Board the names of individuals to whom Options, Restricted Stock or Other Rights are to be granted, the number of shares covered and the terms and conditions of each grant. The determinations and actions described in this Section 2 and elsewhere in the Plan may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case.

The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options or Restricted Stock granted hereunder shall be subject to the determination of the Compensation Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), is applicable to the Company, each member of the Compensation Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an “outside director” within the meaning of Section 162 of the Code and the regulations thereunder.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with Rule 16b-3, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

3. STOCK SUBJECT TO THE PLAN

The total number of shares of capital stock of the Company that may be subject to Options, Restricted Stock grants and Other Rights under the Plan shall be 1,600,000 shares of the Company’s $0.001 par value common stock (the “Common Stock”), from either authorized but unissued shares or treasury shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 9. Shares of Restricted Stock that fail to vest and shares of Common Stock subject to an Option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4. ELIGIBILITY

The individuals who shall be eligible to receive Option grants, Restricted Stock grants and Other Rights under the Plan shall be employees, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. In determining the suitability of an individual to be granted an option, as well as in determining the number of options to be granted to any individual, the Compensation Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation. The term “Optionee,” as used in the Plan, refers to any individual to whom an Option has been granted.

5. TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

(a) Duration. The duration of any Option shall be specified in the Share Option Agreement, but in any event each Option shall expire no later than ten (10) years from its date of grant; provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Compensation Committee in its discretion; provided, however, that the price with respect to an ISO shall be at least one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, the “Fair Market Value” of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or The NASDAQ Stock Market, the Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Stock is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or The NASDAQ Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the highest reported bid price and the lowest reported asked price) of the Common Stock on the date in question on the principal exchange or The NASDAQ Stock Market, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or The NASDAQ Stock Market, as the case may be, then the most recent previous reported closing sale price of the Common Stock (or, in the Board’s discretion, the reported closing asked price) of the Common Stock on such date on the principal exchange or The NASDAQ Stock Market, as the case may be, shall be determinative of Fair Market Value.

(c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company or, if the Stock Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

Alternatively, if so permitted by the Stock Option Agreement, payment of the exercise price may be made in whole or in part in shares of Common Stock already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO (or other “incentive stock option”), unless he has held the shares for at least two (2) years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company stock certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such stock certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such stock certificates. If the exercise price exceeds the Fair Market Value of the shares for which stock certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

At the time specified in an Optionee’s notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a stock certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(d) Exercisability. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Stock Option Agreement; provided, however, that any partial exercise must be for a minimum of ten (10) shares of Common Stock. Such terms and conditions shall include provisions for exercise within twelve (12) months after his or her death or disability (within the meaning of Section 22(e)(3)) of the Code, provided that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Compensation Committee in its discretion may otherwise provide in the Stock Option Agreement, an Option shall cease to be exercisable upon the expiration of ninety (90) days following the termination of the Optionee’s employment with, or his other provision of services to, the Company or a subsidiary, subject to paragraph (a) above and Section 10 hereof.

(e) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(f) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the stock certificate is issued, other than as required or permitted pursuant to Section 8.

(g) Transferability of Options. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee, except that the Compensation Committee may specify in a Stock Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, such Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6. RESTRICTED STOCK

The Compensation Committee may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as it shall determine and specify in a Restricted Stock Agreement, and may provide in a Stock Option Agreement for an Option to be exercisable for Restricted Stock.

A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement and, if the Compensation Committee so determines, the holder may be required to deposit the certificates with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

7. METHOD OF GRANTING OPTIONS, RESTRICTED STOCK AND OTHER RIGHTS

The grant of Options, Restricted Stock and Other Rights shall be made by action of the Board at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members.

8. REQUIREMENTS OF LAW

The Company shall not be required to transfer Restricted Stock or to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the “Securities Act”), upon the transfer of Restricted Stock or the exercise of any Option, the Company shall not be required to issue shares unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Restricted Stock or the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

9. CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees and holders of Other Rights.

If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

Except as otherwise provided in the preceding paragraph, if the Company is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan (in each case, an “Applicable Event”), then: (a) in the discretion of the Compensation Committee, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive in lieu of shares of Common Stock, such stock or other securities or property as he or she would have received had he exercised the Option immediately prior to the Applicable Event; or (b) the Compensation Committee may, in its sole and absolute discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise (including without limitation a change in any existing vesting schedule) so that some or all Options from and after a date prior to the effective date of such Applicable Event, specified by the Compensation Committee, in its sole and absolute discretion, shall be exercisable; or (c) the Compensation Committee may, in its sole and absolute discretion, cancel all outstanding and unexercised Options as of the effective date of any such Applicable Event; or (d) the Compensation Committee may, in its sole discretion, convert some or all Options into Options to purchase the stock or other securities of the surviving corporation pursuant to an Applicable Event; or (e) the Compensation Committee may, in its sole and absolute discretion, assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options to purchase Common Stock, whether pursuant to this Plan or not, pursuant to an Applicable Event.

In the case of an Applicable Event, the Compensation Committee shall have discretion to make adjustments or take other action with respect to Other Rights corresponding to the provisions of the preceding paragraph.

Except as expressly provided to the contrary in this Section 9, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or Other Rights.

10. FORFEITURE FOR DISHONESTY OR TERMINATION FOR CAUSE

Notwithstanding any provision of the Plan to the contrary, if the Compensation Committee determines, after full consideration of the facts, that:

(a) the Optionee (or holder of Restricted Stock or Other Rights) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company; or

(b) the Optionee (or holder of Restricted Stock or Other Rights) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he is a party; or

(c) the employment or involvement with the Company or a Subsidiary of the Optionee (or holder of Restricted Stock or Other Rights) of the Optionee was terminated for “cause,” as defined in any employment agreement with the Optionee (or holder of Restricted Stock or Other Rights), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that “cause” includes among other matters the willful failure or refusal of the Optionee (or holder of Restricted Stock or Other Rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee;

then the Optionee’s right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options (or the holder shall forfeit all Other Rights) and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of any Option (or any previous acquisition by the holder of Restricted Stock, whether then vested or unvested), at a price equal to the lower of (a) the amount paid to the Company upon such exercise or acquisition, or (b) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 10 or prior to a decision of the Compensation Committee, the Company shall not be required to recognize such exercise until the Compensation Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Compensation Committee makes an adverse determination; provided, however, that if the Compensation Committee finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Compensation Committee as to the cause of an Optionee’s (or holder of Restricted Stock or Other Rights) discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of such Optionee (or holder of Restricted Stock or Other Rights) by the Company. For purposes of this Section 10, reference to the Company shall include any Subsidiary.

11. REPURCHASE RIGHTS OF THE COMPANY; CERTAIN AGREEMENTS

Unless the Optionee’s Stock Option Agreement or a grantee’s Restricted Stock Agreement specifically provides to the contrary, the provisions of this Section 11 shall apply to the shares of Common Stock acquired on exercise of each Option granted under the Plan and to the shares of Restricted Stock granted under the Plan. The Company shall have the right to repurchase all or any of such shares of Common Stock acquired on the exercise of an Option and any of such shares of vested Restricted Stock at a price equal to the Fair Market Value of the shares of Common Stock at the time of repurchase. In addition, at the time of termination for any reason of an Optionee’s employment or other service relationship with the Company or a Subsidiary, the Company shall have the following rights: (A) if the Optionee holds an Option granted under the Plan that is by its terms exercisable after such termination, the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired pursuant to the exercise of the Option, at a price equal to that described in the preceding sentence; and (B) in the case of unvested shares of Restricted Stock (and vested shares of Restricted Stock in the case of a circumstance described in Section 10), the Company shall have the right to purchase such shares at a price equal to the lower of (a) the price paid to the Company for such shares or (b) the Fair Market Value of such shares at the time of repurchase. The Company’s right to repurchase shares of Common Stock may be exercised at any time, in the sole discretion of the Board. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Stock acquired pursuant to an Option or granted as Restricted Stock, and in any given instance the Company may take any one or more of the actions permitted under this Section 11 without taking all of them.

Without limiting the foregoing, (i) any Common Stock awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Compensation Committee or the Board may determine, and such restrictions shall be set forth in the applicable stock purchase agreement or other relevant agreement or document and shall apply in addition to any restrictions that may apply to holders of Common Stock generally; and (ii) the Compensation Committee may provide in an Optionee’s Stock Option Agreement (or in a grantee’s Restricted Stock Agreement) that any exercise of such Option (or any grant of Restricted Stock) is conditioned on the Optionee’s (or grantee’s) execution of a stockholders’ agreement, one or more letter agreements, or other documents, concerning investment intent, transfer restrictions, repurchase rights, and such other matters as the Compensation Committee may deem appropriate.

12. MISCELLANEOUS

(a) No Guarantee of Employment or Other Service Relationship. Neither the Plan nor any Stock Option Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Stock Option Agreement or Restricted Stock Agreement shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

(b) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Restricted Stock, or payments with respect to Other Rights, and as a condition to the receipt of any Option, Restricted Stock or Other Rights the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Compensation Committee may in its discretion permit any Optionee’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company stock certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such stock certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(c) Use of Proceeds. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

(d) Construction. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.

(e) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

13. EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of November 24, 2003, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company’s charter, by-laws and applicable state law) of the capital stock of the issuer entitled to vote thereon (voting as a single class) within twelve (12) months after such date. Options or Restricted Stock that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Compensation Committee may grant Options, Restricted Stock or Other Rights under the Plan from time to time until the close of business on November 24, 2013. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s stockholders there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 9, either to any one Optionee or in the aggregate; (b) change in the class of persons eligible to receive Options, Restricted Stock or Other Rights; or (c) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options (or Restricted Stock or Other Rights) without the consent of the Optionee (or holder of Restricted Stock or Other Rights). The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Restricted Stock or Other Rights then outstanding without the consent of the Optionee or the holder of such Restricted Stock or Other Rights.

NEUTRAL TANDEM, INC.

STOCK OPTION AGREEMENT

OPTION CERTIFICATE NO.:

PLEASE NOTE: All of the terms of this Agreement and the information herein are confidential.

Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “Plan”), Neutral Tandem, Inc., a Delaware corporation (the “Company,” which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company), hereby grants the following option (the “Option”) to purchase shares of $0.001 par value Common Stock (the “Common Stock”), of the Company:

1. Name of person to whom the Option is granted (the “Optionee”):

2. Date of grant of Option:

3. Number of shares of Common Stock:

4. Type of Option [Incentive/Nonqualified]:

5. Exercise Price (per share):

6. Term:	Subject to Section 9, this Option expires at 5:00 p.m. Eastern Time on [date].

7. Exercisability:	Provided that on the dates set forth below the Optionee is still employed by or providing services to the Company, the Option will become exercisable as follows and as provided in Section 10 below:
	Date	Number of Shares of Common Stock Vested	Cumulative Number of Shares of Common Stock Vested

8. Exercise Price and further conditions:	This Option may be exercised at the exercise price per share of Common Stock set forth in Section 5 on the first page hereof, subject to adjustment as provided herein and in the Plan. Pursuant to Section 11 of the Plan, the exercise of this Option may also be conditioned on the Optionee’s execution of a stockholders’ agreement, one or more letter agreements, or other documents, concerning investment intent, transfer restrictions, repurchase rights, and such other matters as the Compensation Committee may deem appropriate, in the forms provided by the Compensation Committee.

9. Term and exercisability of Option:	This Option shall expire on the date determined pursuant to Section 6 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Sections 7 and 8. If before this Option has been exercised in full, the Optionee ceases to be an employee of or provide services for the Company or a subsidiary, for any reason other than a termination for a reason specified in Section 9 of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her employment, but only during the period ending on the earlier of (a) the date on which the Option expires in accordance with Section 6 hereof or (b) ninety (90) days after the date of termination of the Optionee’s employment with the Company or a subsidiary, or of his provision of services to the Company or a subsidiary. However, if the Optionee dies before the date of expiration of this Option and while in the employ of or during the course of providing services, for the Company or a subsidiary or during the ninety (90) day period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3)) of the Code the Option shall
remain exercisable until the earlier of its date of expiration in accordance with Section 6 of the first page hereof or one year from the date of such death or retirement. If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the
Optionee may exercise this Option as set forth in the preceding sentence.

10. Method of exercise:	To the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time by notice acceptable to the Company substantially in the form attached hereto as Exhibit A stating the number of shares with respect to which this Option is being exercised and accompanied by payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5 of the Plan. Any exercise of less than all the options that are vested at the time of exercise must be for a minimum of ten (10) shares. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the exercise price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 5 of the Plan, in whole or in part in shares of Common Stock of the Company; provided, however, that the Board reserves the right upon receipt of any notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

11. Nonassignability of Option rights:	This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the life of the Optionee, this Option shall be exercisable only by him or her

12. Confidentiality:	The Optionee hereby agrees that the entire contents of this Agreement is confidential at all times, and that the Option’s exercisability is conditioned on his compliance with this covenant.

13. Compliance with Securities Act:	The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor
agreement must be in full force and effect. Without limiting the generality of the foregoing, the Optionee agrees that during a period (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the
Company, following the effective date of a registration
statement filed by the Company under the Securities Act, he
shall not, to the extent requested by the Company and such
underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by Optionee at any time during such
period except Common Stock included in such registration.
Optionee acknowledges and agrees that in order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to any shares of Common Stock or other securities of the Company owned by Optionee until the end of such
period.

14. Legends:	The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 11 hereof.

15. Rights as stockholder:	The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 8 of the Plan.

16. Withholding taxes:	The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

17. Notice of disqualifying Disposition:	If this Option is an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date the shares were issued upon his exercise of the Option.

18. Termination or amendment of Plan:	The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

19. Effect upon employment:	Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee.``

20. Time for acceptance:	Unless the Optionee shall evidence his acceptance of this Option by executing this Agreement and returning it to the Company within thirty (30) days after its delivery to him, the Option and this Agreement shall, in the discretion of the

Company, be null and void.

21. General Provisions:

Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not adversely affect the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Delaware (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

Notices: Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

	To the Optionee:	To his or her address as listed on the books of the Company.

	To the Company:	Neutral Tandem, Inc. Two North LaSalle Street Suite 1615 Chicago, IL 60602 Attention: President Telephone: (312) 384-8000 Facsimile: (312) 346-3276

and

	with a copy to:	Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 Attention: Karen L. Linsely, Esq. Telephone: (617) 338-2871 Facsimile: (617) 338-2880

Signatures:	Optionee:	Neutral Tandem, Inc.

By:
Name:
	Name (printed or typed):	Title:

Date:	, 20

Exhibit A

to Stock Option Agreement

[FORM FOR EXERCISE OF STOCK OPTION]

Neutral Tandem, Inc.

Two North LaSalle Street

Suite 1615

Chicago, IL 60602

Re:	Exercise of Option under the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan

Gentlemen:

I hereby elect to exercise the stock option granted to me pursuant and subject to the terms and conditions of the Stock Option Agreement between the Company and me dated as of                     , 20    (the “Option Agreement”) by and to the extent of purchasing             shares of $0.001 par value Common Stock of Neutral Tandem, Inc. (the “Company”) for the exercise price of $             per share.

Enclosed please find payment, in cash or in such other property as is permitted under the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “Plan”), of the purchase price for said shares. If I am making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, I hereby confirm that I have investigated and considered the possible income tax consequences of making payments in that form. I agree to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in Section 16 of the Option Agreement.

[Also enclosed are executed letters concerning my investment intent representations.]

I specifically confirm to the Company that the shares shall be held subject to all of the terms and conditions of the Option Agreement.

Very truly yours,

(Signed by the Employee or other party duly exercising option)

Date:                     , 20